                                                                    EXHIBIT 12.1


                       L-3 COMMUNICATIONS HOLDINGS, INC.
                         L-3 COMMUNICATIONS CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)



                                                THREE MONTHS ENDED
                                                      MARCH 31,
                                                        2001
                                                ------------------
Earnings:
  Income before income taxes                         $22,946
  Add:
       Interest expense                               22,521
       Amortization of debt expense                    1,884
       Interest component of rent expense              3,252
                                                     -------
  Earnings                                           $50,603
                                                     -------
Fixed Charges:
       Interest expense                               22,521
       Amortization of debt expense                    1,884
       Interest component of rent expense              3,252
                                                     -------
  Fixed Charges                                      $27,657
                                                     -------
Ratio of earnings to fixed charges                       1.8x
                                                     =======